SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2003

DIAMETRICS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-21982	41-1663185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Patton Road, Roseville, Minnesota 55113
(Address of principal executive offices)

Registrant’s telephone number, including area code:		(651) 639-8035

Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 4 Pages

Exhibit Index Appears on Page 4

Item 5.    Other Events.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of Diametrics Medical, Inc.’s announcement that it received a notice from The Nasdaq Stock Market, indicating that the Company’s common stock was subject to delisting from The Nasdaq National Market based on the Company’s failure to comply with the minimum $10,000,000 stockholders’ equity requirement. The Company also indicated that it would request a hearing to appeal the delisting decision to a Nasdaq Listing Qualifications Panel. Nasdaq stated in the letter that a hearing request will stay the delisting of the Company’s securities pending the Panel’s decision.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press release dated January 10, 2003

Page 2 of 4 Pages

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 10, 2003

DIAMETRICS MEDICAL, INC.

By:	/s/ Laurence L. Betterley

Laurence L. Betterley
Chief Financial Officer

Page 3 of 4 Pages

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated January 10, 2003

Page 4 of 4 Pages